UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2024

ONITY GROUP INC.

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1661 Worthington Road, Suite 100

West Palm Beach, Florida 33409

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	ONIT	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On November 5, 2024, Onity Group Inc. (together with its wholly-owned subsidiaries including PHH Mortgage Corporation, “Onity” or the “Company”) issued a press release announcing results for the third quarter ended September 30, 2024 and providing a business update. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 2.02 and the information in the related exhibit attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 3.02 Unregistered Sales of Equity Securities.

On November 1, 2024, in connection with the closing of its previously disclosed transaction with Mortgage Assets Management, LLC (“MAM”) and investment funds managed by Waterfall Asset Management, LLC (collectively “Waterfall”) to acquire certain assets of MAM and Waterfall, the Company amended its Amended and Restated Articles of Incorporation to designate the preferences and rights of the Series B Perpetual Preferred Stock (the “Series B Preferred Stock”) to be issued to Waterfall as consideration for the acquisition. A summary description of the Series B Preferred Stock is included in Item 3.03 of this Current Report on Form 8-K, below, and is incorporated herein by reference.

On November 1, 2024, the Company issued to Waterfall an aggregate of 2,111,787 shares of Series B Preferred Stock in exchange for assets with an estimated book value of $55.1 million, subject to certain post-closing adjustments. The acquired assets include Home Equity Conversion Mortgage (“HECM”) reverse mortgage loans and mortgage servicing rights with a projected unpaid principal balance of approximately $3.0 billion, as well as approximately $20 million in cash and other related assets.

The shares were issued and sold in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof.

In connection with the closing of the transaction, the Company and Waterfall entered into a Registration Rights Agreement pursuant to which the Company agreed to file a resale registration statement with the Securities and Exchange Commission, within 180 days from the date of the Registration Rights Agreement, covering the issued shares of Series B Preferred Stock. The Registration Rights Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 3.03 Material Modifications to Rights of Security Holders.

On November 1, 2024, in connection with closing of the transaction with Waterfall described above, the Company amended its Amended and Restated Articles of Incorporation with Articles of Amendment designating the preferences and rights of the Series B Preferred Stock (the “Articles of Designation”). As set forth in the Articles of Designation, the Series B Preferred Stock ranks, with respect to dividend rights and rights upon the Company’s liquidation, dissolution or winding up, senior to the Company’s common stock, par value $0.01 per share (the “Common Stock”), and on parity with any future class or series of the Company’s capital stock expressly designated as ranking on parity with the Series B Preferred Stock. Holders of Series B Preferred Stock, when and as authorized by the Company’s Board of Directors, are entitled to cumulative cash dividends at the rate of 7.875% per annum of the $25.00 liquidation preference per share through November 1, 2028, after which the rate will increase by 2.5% of the liquidation preference annually up to a maximum rate of 15.0% per annum. Dividends are payable quarterly in arrears on the 15th of March, June, September and December of each year, beginning on December 15, 2024. Dividends will accrue and be cumulative from and including November 1, 2024, the first date on which shares of the Series B Preferred Stock were issued.

If the Company is liquidated, dissolved or wound up, holders of shares of the Series B Preferred Stock will be entitled to receive a liquidation preference of $25.00 per share, plus accrued and unpaid dividends (whether or not authorized or declared) to but excluding the date of payment, before any distribution or payment is made to holders of the Common Stock or any other class or series of the Company’s capital stock ranking junior to the Series B Preferred Stock as to rights upon the Company’s liquidation, dissolution or winding up, none of which exist on the date hereof. The rights of the holders of shares of the Series B Preferred Stock to receive their liquidation preference will be subject to the proportionate rights of each other series or class of the Company’s capital stock ranking that may be issued in future and which ranks on parity with the Series B Preferred Stock as to rights upon the Company’s liquidation, dissolution or winding up.

On and after September 15, 2028, the Company may, at its option, upon not less than fifteen days’ nor more than sixty days’ written notice, redeem the shares of Series B Preferred Stock, in whole or in part, for cash at a redemption price equal to the liquidation preference of the shares of Series B Preferred Stock to be redeemed, plus an amount equal to all accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption. Upon the occurrence of a “Change of Control” (as defined in the Articles of Designation), each holder of a share of Series B Preferred Stock shall have the right to require that the Company or the acquiring or surviving entity, as applicable, purchase all or a portion of such holder’s shares of Series B Preferred Stock at a purchase price equal to 100.0% of the liquidation preference plus all accrued and unpaid dividends thereon to, but excluding, the date of purchase.

The shares of Series B Preferred Stock have no voting rights except as follow: Prior to the Series B Preferred Stock being listed on the New York Stock Exchange, in the event that dividends payable on the Series B Preferred Stock are in arrears for six or more quarterly periods, whether consecutive or otherwise, the holders of the Series B Preferred Stock shall have the right to appoint, until such dividends are made current, one individual to attend as a nonvoting observer all meetings of the Company’s Board of Directors and each committee thereof, subject to certain exceptions. From and after the date that the Series B Preferred Stock is listed on the New York Stock Exchange, in the event that dividends payable on the Series B Preferred Stock are in arrears for six or more quarterly periods, whether consecutive or otherwise, the holders of the Series B Preferred Stock shall have the right to appoint two directors (each a “Series B Director”) to the Company’s Board of Directors. The Series B Directors shall be elected by a plurality of the votes cast by the holders of the outstanding shares of Series B Preferred Stock when they have such voting rights. The right of such holders of Series B Preferred Stock to elect Series B Directors shall continue until such time as there are no accumulated and unpaid dividends in arrears on the Series B Preferred Stock, at which time such right shall terminate, subject to revesting in the event of each and every subsequent failure to pay six quarterly dividends as described above. The shares of Series B Preferred Stock have certain other limited voting rights set forth in Section 7(e) of the Articles of Designation.

The foregoing description of the Articles of Designation is a summary and, as such, does not purport to be complete and is qualified in its entirety by reference to the Articles of Designation effective November 1, 2024, which are filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference. A specimen certificate for the Series B Preferred Stock is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Series B Preferred Stock was issued to the initial holders in book entry form.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 1, 2024, the Company filed with the Florida Secretary of State Articles of Amendment to its Amended and Restated Articles of Incorporation designating the preferences and rights of the Series B Preferred Stock. The information about the Articles of Designation under Item 3.03 of this Current Report on Form 8-K, including the summary description of the powers, preferences and privileges of the Series B Preferred Stock, is incorporated herein by reference. A copy of the Articles of Designation is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Articles of Amendment designating the Series B Perpetual Preferred Stock

4.1	Form of Series B Perpetual Preferred Stock certificate

10.1	Registration Rights Agreement among the Company and affiliates of Waterfall Asset Management, LLC

99.1	Press Release of Onity Group Inc. dated November 5, 2024 announcing financial results for the third quarter ended September 30, 2024

104	Cover Page Interactive Data File formatted in online XBRL (included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONITY GROUP INC.
(Registrant)

Date: November 5, 2024	By:	/s/ Sean B. O’Neil
Sean B. O’Neil
Chief Financial Officer